UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2022, Pactiv LLC, a subsidiary of Pactiv Evergreen Inc. (the “Company”), entered into a commitment agreement (the “Agreement”), with Metropolitan Tower Life Insurance Company (the “Insurer”) and the Pactiv North America Pension Plans Investment Committee, acting solely in its capacity as the named fiduciary of the Pactiv Evergreen Pension Plan (the “Plan”). Under the Agreement, Pactiv LLC will purchase a non-participating group annuity contract (the “Annuity Contract”) from the Insurer and transfer to the Insurer the future benefit obligations and annuity administration for approximately 13,300 retirees and beneficiaries under the Plan (the “Transferred Participants”).

Upon the payment of the premium to the Insurer and the closing of the transactions contemplated by the Agreement (the “Transaction”), the purchased pension benefit obligations for the Transferred Participants will be irrevocably transferred from the Plan to the Insurer, which will guarantee the pension benefits of the Transferred Participants. By transferring these obligations to the Insurer, the Company will reduce its gross pension plan liabilities by approximately $1,260 million, or approximately 40% of the Plan’s estimated projected benefit obligations as of February 24, 2022. The purchase of the Annuity Contract will be funded directly by assets of the Plan.

Benefits payable to the Transferred Participants are not being reduced as a result of the Transaction. Likewise, benefits payable to participants who will remain in the Plan after the Transaction are not being reduced as a result of the Transaction.

The Transaction is subject to customary closing conditions, including certain termination clauses. The Company expects the purchase of the Annuity Contract to be completed by February 24, 2022. Subject to certain conditions set forth in the Agreement, all Transferred Participants will continue to receive their benefits from the Plan until May 31, 2022, after which time, subject to the terms of the Agreement, the Insurer will assume responsibility for making direct payment of the benefits to the Transferred Participants and for administrative and customer service support regarding such benefits.

As a result of the Transaction, the Company expects to recognize a non-cash pre-tax pension settlement gain of approximately $25 million in the first quarter of 2022.

Forward-Looking Statements

This Item 1.01 of this Current Report on Form 8-K contains forward-looking statements, including statements related to the amount of the Company’s gross pension plan liabilities and the amount by which the Transaction will lower them and the date on which the purchase of the Annuity Contract will be completed. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on these forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the annual and quarterly reports the Company files with the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition

On February 23, 2022, the Company issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

Also on February 23, 2022, the Company issued a press release announcing the declaration of a fourth quarter 2021 dividend of $0.10 per share, payable on March 15, 2022 to shareholders of record as of March 4, 2022. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1 99.2	Press Release issued by Pactiv Evergreen Inc., dated February 23, 2022 Press Release issued by Pactiv Evergreen Inc., dated February 23, 2022

EX 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer and Secretary